EXHIBIT 99.2

ADDENDUM TO
EMPLOYMENT AGREEMENT
GRANT OF OPTION AND RESTRICTED STOCK RIGHTS

     THIS ADDENDUM TO EMPLOYMENT AGREEMENT (the “Addendum”) is made as of even date with the Employment Agreement to which it is attached and into which it is incorporated (the “Agreement”), by and between Continental Casualty Company, an Illinois insurance company (the “Company”), and D. Craig Mense (the “Executive”);

WITNESSETH:

     WHEREAS, the Company and the Executive wish to enter into a written agreement setting forth the terms and conditions for the granting of certain option and restricted stock rights as set forth below;

     NOW, THEREFORE, in consideration of the foregoing premises and the promises and covenants in the Agreement and in this Addendum, the parties hereto agree as follows:

     1. Option To Purchase Stock. Upon execution of the Agreement and this Addendum by both parties, the Executive shall be granted an option (the “Option”). to purchase 25,000 shares (the “Option Stock”) of the common stock of CNA Financial Corporation (“CNAF”). For all purposes of this Agreement and Addendum, the Grant Date shall be November 29, 2004. The Executive’s right to purchase the Option Stock pursuant to this provision shall accrue as described in the vesting period provision set forth at Section 3 below (the “Vesting Period”). The Executive may exercise such Option at any time prior to the tenth anniversary of the date of the Agreement. The Executive’s exercise of all Option rights shall be effected in accordance with the terms of the CNA Financial Corporation 2000 Incentive

Compensation Plan (the “Plan”). Executive’s rights with respect to all shares that are the subject of this provision shall be governed by the terms of the Plan.

     2. Restricted Stock. Upon execution of the Agreement and this Addendum by both parties, Executive shall effective upon the Grant Date be granted rights as set forth herein to 20,000 shares of common stock of CNAF which shall bear a restricted transfer legend (the “Restricted Stock”), subject to the provisions as to the Vesting Period set forth hereinbelow pursuant to the Plan. Executive shall be entitled to receive any dividends paid with respect to shares of Restricted Stock that become payable after the Grant Date, payment of which shall be deferred during the Vesting Period in respect of each such Restricted Share (as described below); provided, however, that no dividends shall be payable to or for the benefit of Executive for shares of Restricted Stock with respect to record dates occurring prior to the Vesting Date if prior to such Vesting Date Executive has forfeited those shares of Restricted Stock. All rights of Executive with respect to the Restricted Stock shall be subject to the terms of the Plan. The grant of Restricted Stock described in this Section and Executive’s compensation as described in the Agreement shall be subject to all applicable federal and/or state withholding requirements as determined by the Company.

     3. Vesting Period. (a) With respect to all shares of Option Stock and Restricted Stock which are the subject of the rights and/or Option(s) described in the provisions set forth above, the Vesting Period shall begin on the Grant Date. The Vesting Period with respect to each installment shown on the schedule shall end on the Vesting Date applicable to such installment:

INSTALLMENT	VESTING DATE APPLICABLE TO INSTALLMENT
(a) 5,000 shares of Restricted Stock
November 29, 2005
(b) 6,250 Shares of Option Stock

(c) 5,000 shares of Restricted Stock
November 29, 2006
(d) 6,250 Shares of Option Stock
(e) 5,000 shares of Restricted Stock
November 29, 2007
(f) 6,250 Shares of Option Stock
(g) 5,000 shares of Restricted Stock
November 29, 2008
(h) 6,250 Shares of Option Stock

     (b) In the event of a termination of the Executive’s employment by the Company that: (i) is Without Cause as described in Section 6.3 of the Agreement; or (ii) is a termination by the Executive for Good Reason as defined in Section 6.3(b) of the Agreement; or (iii) occurs because on or before the Offer Date (as defined in the Agreement) the Company fails to extend or renegotiate this Agreement with Executive at expiration having a term of no less than twelve (12) months and on terms no less favorable to the Executive as those in effect at such expiration under the Agreement (any of the foregoing a “Triggering Termination”), then, notwithstanding the foregoing provisions of paragraph 3(a), Executive shall as of the termination of Executive’s employment become vested in the shares of Restricted Stock and in his Option rights to all of the Option Stock, and become owner of the Restricted Shares and (subject to the conditions described below) such Option rights free of all restrictions otherwise imposed by this Agreement (other than transfer or other restrictions imposed by the Plan, the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended or the rules thereto), prior to the date the Restricted Stock and such Option rights would otherwise become vested; provided, however, that any exercise of Option rights pursuant to such a Triggering Termination must be performed by the Executive within ninety (90) calendar days after the date of such Triggering Termination or will be forfeited by the Executive. If a Triggering Termination occurs because the Company declines to extend or renegotiate this Agreement with Executive at the end of its term, then the effective date of such Triggering Termination shall be the date on which the term of the Agreement expires or Executive’s termination of employment if later. In the event of any termination or expiration of Executive’s employment with the Company other than pursuant to a Triggering Termination, any Option Stock or Restricted Stock that has not vested on the date such termination or expiration occurs shall be forfeited by the Executive. All Option Stock and Restricted Stock shall be subject to any restrictions imposed by the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended or the rules thereto.

     4. Additional Options to Purchase Stock. Beginning on a date in 2005 to be determined by the Company and CNAF and subject to vesting requirements to be determined by the Company for its senior executives and the approval of said Incentive Compensation Committee of the Board of Directors of CNAF, Executive shall, for so long as he is employed pursuant to the Agreement, be awarded an annual stock option grant (the “Annual Grant”) of a minimum of 25,000 shares of the CNAF’s common stock. Subject to share availability and the approval of said Incentive Compensation Committee, the Annual Grant may be increased at the discretion of the Company’s Chairman. If any Annual Grant or portion of Annual Grant is scheduled to vest within ninety (90) calendar days after a Triggering Termination (as that term is defined in Paragraph 3 of this Addendum), such Annual Grant or portion of Annual Grant shall vest as scheduled notwithstanding such Triggering Termination, provided, however, that any exercise of option rights obtained pursuant to such a vesting must be performed by the Executive within ninety (90) calendar days after such Triggering Termination. Except as provided in the immediately foregoing sentence, any Annual Grant or portion of Annual Grant that has not vested on the effective date of any termination or expiration of Executive’s employment with the Company shall be forfeited by the Executive. All rights of Executive with respect to the Annual Grant shall be subject to the terms of the Plan.

     5. Effective Date. Any term or provision contained in this Addendum to the contrary herein notwithstanding, the terms and provisions of this Addendum and all rights and/or options granted herein shall be subject to the provisions of the Plan and to the prior review and approval of the Incentive Compensation Committee of CNAF’s Board of Directors.

     6. Application of IRC Section 162(m). In the event the Executive is or becomes a proxy-named executive or the Company or CNAF in relation to the Executive is otherwise subject to the provisions of Section 162(m) of the Internal Revenue Code, the Company may defer the payment of all compensation to which Executive is entitled pursuant to this Addendum or the Agreement or otherwise take all measures, the Company and CNAF reasonably deem necessary or advisable to comply with said Section 162(m) of the Internal Revenue Code or any successor provision with respect to deductibility of executive compensation. To the extent allowable by applicable law or regulation, all deferred compensation will be credited to the Executive’s SES-CAP account and shall be subject to the terms thereof. Any term or provision herein to the contrary notwithstanding, the timing and other conditions of any grants, options or payments to be made under this Addendum shall be subject to the requirements of all applicable laws and regulations, whether or not they are in existence or in effect when this Addendum is executed by the parties hereto.

     7. Entire Agreement. Subject to the Employment Agreement to which this Addendum is attached as an addendum thereunder, this Addendum, in conjunction with the Agreement in its entirety, contains the entire agreement of the parties with regard to the subject matter hereof, supersedes all prior agreements and understandings, regarding such subject matter, whether written or oral, and may only be amended by an agreement in writing signed by the parties thereto.

     8. No Effect on Agreement. Except as otherwise specifically set forth in this Addendum, all terms and conditions contained in the Agreement of which this Addendum is made part are and shall remain unmodified hereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date set forth hereinabove.

CONTINENTAL CASUALTY COMPANY	D. CRAIG MENSE

By:

Title:	Date:

6